                                                                    EXHIBIT 10.5
                                                                  EXECUTION COPY

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                                DEALER AGREEMENT

                           dated as of August 7, 1997

                                    between

                                  FCTR, INC.,

                                  RCTR, INC.,

                           CITICORP SECURITIES, INC.

                                      and

                              LEHMAN BROTHERS INC.

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

                               TABLE OF CONTENTS

1.  Certain Definitions .................................................... 1
    -------------------

2.  Appointed as Dealer .................................................... 1
    -------------------

3.  Offers, Sales and Resales of the Notes ................................. 2
    --------------------------------------

4.  Representations and Warranties ......................................... 4
    ------------------------------

5.  Additional Representation and Warranty ................................. 6
    --------------------------------------

6.  Covenants .............................................................. 6
    ---------

7.  Conditions Precedent to Sale of the Notes .............................. 8
    -----------------------------------------

8.  Delivery of and Payment for the Notes .................................. 8
    -------------------------------------

9.  Indemnification ........................................................ 9
    ---------------

10.  Fees and Expenses .................................................... 10
     -----------------

11.  Notices .............................................................. 10
     -------

12.  Governing Law......................................................... 12
     -------------

13.  Jurisdiction.......................................................... 12
     ------------

14.  Choice of Forum....................................................... 12
     ---------------

15.  Amendment and Termination; Successors; Counterparts................... 12
     ---------------------------------------------------

16.  Captions.............................................................. 12
     --------

17.  Effective Date........................................................ 13
     --------------

18.  Severability of Provisions............................................ 13
     --------------------------

19.  Bankruptcy............................................................ 13
     ----------

20.  Limited Recourse...................................................... 13
     ----------------

21.  Entire Agreement...................................................... 13
     ----------------

22.  Assignment............................................................ 13
     ----------

23.  Several Obligations................................................... 13
     -------------------


Exhibits
--------

EXHIBIT A    Form of Confidentiality Agreement

                         DEALER AGREEMENT, dated as of August 7, 1997 (this
                    "Agreement"), among FCTR, INC., a Delaware corporation
                    ----------
                    ("Finco"), RCTR, INC., a Delaware corporation ("Leasco"), CITICORP SECURITIES, INC., a Delaware corporation ("CSI"), and LEHMAN BROTHERS INC., a Delaware corporation ("LBI", and together with CSI and any other dealers for Commercial Paper Notes engaged by Finco from time to time that agree to become parties to the Collateral Agreement, the "Dealers").
                                                                     -------

                              W I T N E S S E T H:

          WHEREAS, Finco has requested each Dealer to act as a commercial paper dealer for Finco's secured notes with maturities of up to 58 days from date of issue (collectively, the "Notes").

          WHEREAS, Notes will be represented by either individual note certificates in physical form ("Certificated Notes") or a master note (the
                                ------------------
"Master Note") of Finco.  Notes represented by a master note shall be referred
------------
to herein as "Book-Entry Notes." Certificated Notes shall be issued substantially in the form of Exhibit A to that certain Depositary Agreement, dated as of August 7, 1997, between Finco and Citibank, N.A. (as the same may be from time to time amended, supplemented or otherwise modified and in effect, the "Depositary Agreement"), while the Master Note shall be issued substantially in
 --------------------
the form included in Exhibit E to the Depositary Agreement.

          WHEREAS, each Dealer has indicated its willingness to act as dealer for the Notes, subject to the satisfactory completion of such investigation and inquiry into Finco's business as each Dealer deems appropriate under the circumstances.

          NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

          1. Certain Definitions.  For all purposes of this Agreement, except as
             --------------------
otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in, or incorporated by reference into, Annex A to that certain Liquidity Agreement dated as of August 7, 1997 among Finco, certain financial institutions as Liquidity Lenders and Citibank, N.A., as the Liquidity Agent for the Liquidity Lenders (as the same may from time to time be amended, supplemented, or otherwise modified and in effect, the "Liquidity Agreement").
                                                        -------------------

          2. Appointed as Dealer.  (a)  Finco hereby appoints the Dealers as
             --------------------
dealers for the Notes and acknowledges that the Dealers shall have the right to assist Finco in the sale or placement of the Notes during the term of this Agreement. Finco agrees that during the period the Dealers are acting as Finco's dealers hereunder, Finco shall not directly contact or solicit potential investors to purchase the Notes. Finco further agrees during such period that it will not engage any person or party other than the Dealers to assist in the sale or placement of the Notes unless any such dealer enters into an agreement with Finco that is in form and substance substantially similar to this Agreement. Finco further agrees to provide the Dealers with a copy of any such other agreement immediately following the execution thereof. While the Dealers shall not have any obligation to purchase, as principal, Notes from Finco, or to offer or sell any Notes, under any circumstances, and while Finco shall have no obligation to sell Notes to, or to arrange sales of Notes through, the Dealers, each Dealer may, from time to time, purchase in its sole discretion Notes, as principal, from Finco.

      (b) Finco and each Dealer respectively agree that any Notes, the placement of which a Dealer arranges or which are purchased by a Dealer, shall be placed or purchased by such Dealer in reliance on the representations, warranties, covenants and agreements of Finco contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein. All transactions involving the Notes between a Dealer and Finco shall be in accordance with the generally accepted custom and practice prevailing in the commercial paper market at such times.

      (c) Upon receipt of instructions from Finco, each Dealer will solicit purchases of such principal amount of the Notes and with such discounts, interest rates and maturities as Finco and such Dealer shall agree upon from time to time during the term of this Agreement. Such Dealer shall have no liability to Finco in the event any such purchase is not consummated for any reason. Unless otherwise instructed by Finco, each Dealer will communicate to Finco, orally or in writing, each offer to purchase Notes, other than offers rejected by such Dealer. Each Dealer shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part.

      (d) Finco may instruct any Dealer to suspend solicitation of purchases of Notes at any time (other than Notes held by any Dealer as principal). Upon receipt of such instruction, such Dealer will forthwith suspend solicitation until such time as Finco has advised it that solicitation of purchases may be resumed.

      3.  Offers, Sales and Resales of the Notes.  (a) All offers and sales
          ------------------------------------------
of the Notes by Finco shall be effected pursuant to the exemption from the registration requirements of the Act provided by Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering. Offers and sales of the Notes by Finco through the Dealer acting as agent for Finco will be made in accordance with Rule 506 under the Act. Notes may be resold or otherwise transferred by the holders thereof only if they are registered under the Act or if an exemption (including the exemption afforded by Rule 144A) from the registration requirements of the Act is available; provided, however, that
                                                       --------  -------
Finco shall have no obligation under this Agreement to register the Commercial Paper Notes under the Act and has no intention of doing so at any time in the future.


      (b) The Dealer (only with respect to offers and sales made by it as agent for Finco and reoffers and subsequent resales or other transfers made by or through it), and Finco (with respect to subsequent resales or other transfers made with its approval and not to or through the Dealer or any other dealer for the Notes or made pursuant to Rule 144A) hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

         (i) Offers and sales of the Notes will be made only to institutional investors that are reasonably believed to qualify as "accredited investors" as defined in Rule 501(a)(1), (2) or (3) under the Act (each, an "Institutional Accredited Investor").

         (ii) Resales and other transfers of the Notes will be permitted to be made only to institutional investors that the Dealer or Finco, as applicable, reasonably believes to be Institutional Accredited Investors or, in the case of Notes resold or otherwise transferred pursuant to Rule 144A, to institutional investors that the Dealer or Finco, as applicable, reasonably believes to qualify as "qualified institutional buyers" as defined in Rule 144A (each, a "Qualified Institutional Buyer"). Neither the Dealer nor Finco will be liable to any person or entity for any resales or other transfers made in violation of the foregoing conditions that are not made (i) by or through it in the case of a Dealer or (ii) with its approval in the case of Finco.

         (iii) No general solicitation or general advertising will be used in connection with the offering of the Notes.

         (iv) Each Commercial Paper Note shall contain a legend in substantially the form set forth on the forms of the Notes attached as Exhibits A and E to the Depositary Agreement stating that such Note has not been registered under the Act or any other applicable securities law, that by its acceptance of the Note the purchaser acknowledges that it is aware that the seller may rely on an exemption from the provisions of Section 5 of the Act pursuant to Rule 144A, represents that it is an Institutional Accredited Investor or a Qualified Institutional Buyer and agrees that the
     Note is not being acquired with a view to distribution and any resale of such Note will be made only (i) to or through the Dealer or another person designated by Finco as a dealer for the Notes to an institutional investor approved by the Dealer or another such dealer as an Accredited Institutional Investor or a Qualified Institutional Buyer or (ii) to a Qualified Institutional Buyer in a transaction made pursuant to Rule 144A and only in a transaction exempt from registration under the Act.

         (v) For so long as any of the Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act,
     (i) Finco will cause to be provided to any holder of Notes and any prospective purchaser of the Notes designated by a holder of such Notes, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Act and (ii) Finco shall update such information from time to time in order to prevent such information from becoming false or misleading and Finco will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Act under Rule 144A is and will be available for resale of the Notes conducted in accordance with Rule 144A.

         (vi) No sale of Notes to any one purchaser will be for less than $100,000 face amount and no Note will be issued in a smaller face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least $100,000 face amount of the Notes.

         (vii) The Notes will bear such interest rates (if interest-bearing), or will be sold at such discounts from their face amounts, as shall be mutually agreed to by Finco and the Dealers at the time of each proposed purchase or placement.

         (viii)The Notes will be issued by Finco in the ordinary course of its business and financial affairs, will have a maturity at the time of issuance of not more than 58 days (exclusive of days of grace) and will not contain any provision for automatic "rollover".

         (ix) In connection with the offer and sale of the Notes a commercial paper offering memorandum (as amended or supplemented from time to time and including the information incorporated therein by reference, the "Offering Memorandum") relating to Finco and the transactions contemplated by the Related Documents will be prepared by Finco. Each Dealer shall make a copy of such Offering Memorandum available to each purchaser or prospective purchaser of the Notes. The Offering Memorandum will describe, among other things, (i) the Notes, (ii) the proposed use of proceeds of sales of the Notes, (iii) the business of Finco, and (iv) the terms of and parties to the Related Documents. All documents incorporated by reference into the Offering Memorandum (if any) will be offered to each prospective purchaser of Notes at no charge. In connection with such Offering Memorandum and to assist the normal credit review procedures of each Dealer, Finco agrees to furnish such Dealer with the information and reports set forth in Section 8.01 of the Liquidity Agreement and such other information and reports concerning the business of Finco, the offering and sale of the Notes and the related transactions as such Dealer reasonably requests; provided that such Dealer enters into a
                                      --------
     confidentiality agreement substantially in the form of Exhibit A attached hereto (the "Confidentiality Agreement"). Any such information may only be disclosed by any of the Dealers (i) pursuant to the terms of the Confidentiality Agreement or (ii) if (A) the party to whom such information is being disclosed signs a confidentiality agreement substantially similar to the Confidentiality Agreement, and (B) such disclosure is approved by Finco.

         (x) The Offering Memorandum will not be distributed by any Dealer unless it is in a form satisfactory to such Dealer and Finco. No Dealer shall be responsible for any inaccuracy in the Offering Memorandum.

     4.   Representations and Warranties.  (a)  Finco represents and warrants
          ----------------------------------
to each Dealer as of the date hereof and as of each date contemplated by Section 5 hereof that:

         (i) Finco (A) has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and (B) has the requisite corporate power and authority to execute and deliver this Agreement, the Notes, the Depositary Agreement, the Loan Agreement, the Liquidity Agreement, the Collateral Agreement and any other Related Documents to which Finco is a party and perform its obligations hereunder and thereunder and to own its properties and conduct its business as described in the Offering Memorandum.

         (ii) Finco is not in violation of its organic documents and no Amortization Event, Limited Amortization Event, Loan Event of Default, Liquidation Event of Default or, to Finco's knowledge, Potential Amortization Event, Potential Loan Event of Default or Potential Liquidation Event of Default, has occurred and is continuing. The execution and delivery of this Agreement and the other Related Documents and the incurrence of the obligations and consummation of the transactions herein contemplated will not conflict with, or constitute a breach of or default under, the certificate of incorporation or by-laws of Finco or constitute a breach of or default under any contract, indenture, mortgage, loan agreement or lease, to which Finco is a party or by which Finco may be bound (which breach or default may reasonably be expected to materially adversely affect the Noteholders or Finco's ability to perform its obligations under the Notes and the Related Documents), or any law, administrative regulation or court decree applicable to Finco.

         (iii) Each of this Agreement, the Depositary Agreement and the other Related Documents to which Finco is a party has been duly authorized, executed and delivered by Finco and constitutes the legal, valid and binding obligation of Finco enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

         (iv) The Notes have been duly authorized for issuance, offer and sale as contemplated by this Agreement and, when issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of Finco enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other similar laws relating to or affecting generally the enforcement of creditors' rights or by general equitable principles.

         (v) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body (including the SEC) is required for the issuance, offer or sale of the Notes by Finco in accordance with the terms of this Agreement and the Depositary Agreement or for the consummation of the transactions contemplated by this Agreement and the other Related Documents.

         (vi) There are no legal or governmental proceedings pending to which Finco is a party or of which any property of Finco is the subject, other than as set forth in the Offering Memorandum or otherwise disclosed in writing to the Dealers by Finco and other than legal or governmental proceedings which, in each case, will not have a material adverse effect on Finco's ability to perform its obligations under the Related Documents; and to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (vii) Finco is not an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (viii)The Notes, when issued in accordance with the terms of this Agreement and the Depositary Agreement, will be exempt from registration under the Act pursuant to Section 4(2) thereof.

         (ix) When issued in accordance with the Depositary Agreement, the Notes will rank at least pari passu with all other senior secured
                              ---- -----
     indebtedness of Finco.

         (x) All representations and warranties of Finco made in the Liquidity Agreement and any other Related Document to which Finco is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

         (xi) The Offering Memorandum does not, and the Offering Memorandum as supplemented or revised from time to time in accordance with this Agreement shall not, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were made, not misleading;

     provided, however, that this paragraph (xi) shall not apply to any
     --------  -------
     information contained in the Offering Memorandum relating to any Liquidity Lender.


      (b) Leasco represents and warrants to each Dealer as of the date hereof and as of each date contemplated by Section 5 hereof that:

         (i) Leasco (A) has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware and (B) has the requisite corporate power and authority to execute and deliver this Agreement and each other Related Document to which Leasco is a party and perform its obligations hereunder and thereunder.

         (ii) Each of this Agreement and the other Related Documents to which Leasco is a party has been duly authorized, executed and delivered by Leasco and constitutes the legal, valid and binding obligation of Leasco enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting generally the enforcement of creditors's rights or by general equitable principles.

         (iii) All representations and warranties of Leasco made in the Loan Agreement and any other Related Document to which Leasco is a party are true and correct in all material respects and are repeated herein as though fully set forth herein.

     5.   Additional Representation and Warranty.  Each acceptance by Finco
          ------------------------------------------
of an offer for the purchase of Notes shall be deemed an affirmation by each of Finco and Leasco that:

          (i) the representations and warranties of Finco and Leasco, as the case may be, set forth in Section 4 hereof are true and correct at the time of such acceptance in all material respects (except to the extent such representations and warranties related solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date), and an undertaking that such representations and warranties will be true and correct in all material respects at the time of delivery, to the purchaser or its agent of the Note or Notes relating to such acceptance, as though made at and as of such time (it being understood that insofar as such representations and warranties relate to the Offering Memorandum, such representations and warranties shall relate to the Offering Memorandum delivered to prospective purchasers of Notes at the time of such acceptance and at the time of such delivery of the Note or Notes relating to such acceptance, respectively);

          (ii) the conditions precedent to the issuance of the Notes set forth in the Related Documents have been fulfilled and such Notes are entitled to the benefits of the Liquidity Agreement and the Collateral Agreement;

          (iii)the representations and warranties of Finco, Leasco and, to the best knowledge of Finco and Leasco, TRS, as the case may be, set forth in the Related Documents are true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

          (iv) each of Finco, Leasco and, to the best knowledge of Finco and Leasco, TRS has performed all covenants and agreements contained in this Agreement and the Related Documents required to be performed by it on or prior to such date.

      6.  Covenants.  (a)  Finco will supply to each Dealer, on a continuing
          -------------
basis, copies of all correspondence with, and information that Finco makes available to, Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P) and Moody's Investors Service, Inc. ("Moody's"), in connection with the transactions contemplated hereby and by the Related Documents.


      (b) Finco will supply to each Dealer, on a continuing basis, three (3) copies of all audited annual reports and all unaudited interim reports required to be supplied to Finco by Leasco pursuant to the Loan Agreement.

      (c) Pursuant to the Depositary Agreement, Finco will maintain a segregated trust account in the corporate trust department at the Depositary into which all of the proceeds of the sale of the Notes (net of commissions) will be deposited by the Depositary. Only (i) the net proceeds of the sale of the Notes and (ii) such funds as, together with the proceeds of the Notes, shall be necessary to make all payments in respect of the Notes, shall be deposited in such account, which shall be maintained at the Depositary separate and apart from any other account, but which may be subdivided into separate sub-accounts for bookkeeping purposes.

      (d) Finco will not use the proceeds of Notes purchased and held by a Dealer, as principal, for the purchase or carrying of securities to the extent that such use would result in a violation of Regulations G, T, U or X promulgated by the Board.

      (e) Without the prior written consent of each Dealer, Finco will not permit to become effective (i) any amendment, supplement, rider, waiver, termination, or consent to or under any Note, the Depositary Agreement or any other Related Document to which it is a party which might adversely affect the interests of the holder of any Notes then outstanding (provided that an
                                                       --------
amendment, supplement, rider, waiver, termination, or consent relating to a change in the rating to "A-2" by S&P and "Prime-2" by Moody's shall become effective without the prior written consent of each Dealer; provided, further,
                                                            --------  -------
that each Dealer is given 60 days prior written notice), or (ii) the assignment of Finco's, Leasco's or TRS's rights under any Related Document. Finco will give the Dealers written notice of any such proposed amendment, supplement, rider, waiver, termination, consent or assignment at least ten days prior to the effective date thereof, and will furnish prior notice to the Dealers of any proposed resignation, termination or replacement of the Depositary. Finco agrees promptly to provide each of the Dealers with copies of any amendment, supplement, rider, waiver, termination, or consent to or under any Note, the Depositary Agreement or any other Related Document.

      (f) Finco will immediately notify each Dealer of any downgrade of which it has knowledge, or notice received by Finco of a potential downgrade, in the rating of the Notes, in any event prior to any subsequent issuance of Notes, and will promptly send to each Dealer a copy of any notice or letter to that effect from S&P or Moody's.

      (g) Finco will use good faith efforts to arrange for the qualification of the Notes for sale under the State securities or "blue sky" laws of such jurisdictions in the United states as any Dealer may reasonably request and will maintain such qualification in effect as long as required for the distribution of the Notes; provided, however, that Finco shall not be required to so qualify
              --------  -------
to the extent that, as a result of such qualification, Finco would become subject to service of process or franchise taxation as a foreign corporation in any jurisdiction where it was not theretofore so subject.

      (h) (i) Other than with respect to information therein relating the Liquidity Lenders Finco agrees to update the Offering Memorandum as necessary so that at the time of each sale of Notes, the Offering Memorandum, as so updated, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) each of Finco and Leasco shall promptly inform the Dealers if any event occurs or condition exists which makes it necessary to revise, amend or supplement the Offering Memorandum in order that the Offering Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) Finco will not at any time amend the Offering Memorandum so as to include any information with respect to any Liquidity Lender except for such Liquidity Lender's name and related ratings and (iv) Finco will not at any time amend the Offering Memorandum so as to include "financial statements" of Finco as a part of such Offering Memorandum; provided, however, that prior to
                                             --------  -------
any offer or sale of Notes, each Dealer shall, with the cooperation and consent of Finco, have the right to make such reasonable due diligence investigation of the business of Finco, Leasco and TRS as is usual in the course of continuous offerings of debt instruments.

      (i) Finco will, promptly upon receiving notice thereof or obtaining actual knowledge thereof, notify the Dealers upon the occurrence of any Amortization Event, Potential Amortization Event, Limited Amortization Event or Potential Limited Amortization Event.

      (j) Finco will provide each Dealer with each notice or copy of notice required to be provided by Finco to the Dealers under this Agreement or any other Related Document.

      (k) For the period commencing on the date hereof and ending the date that is one year and one day after the date upon which all Notes are paid in full, Finco agrees that each of the Related Documents and each contract to which Finco is or will be a party (other than contracts for trade payables or contracts arising in connection with other ordinary operating expenditures) shall include a provision pursuant to which each party thereto shall agree that, prior to the close of such period, it will not institute against, or join any other person in instituting against, Finco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any bankruptcy or similar law.

      (l) Finco will not, without the prior written consent of the Dealers (which consent shall not be unreasonably withheld), amend the Offering Memorandum to include any information with respect to any Liquidity Lender.

      (m) Finco will, promptly upon receiving notice thereof or obtaining actual knowledge thereof, notify the Dealers if at any time the Notes are no longer eligible for transfer pursuant to Rule 144A of the Act.

      7.  Conditions Precedent to Sale of the Notes.  (a)  Prior to the initial
          -------------------------------------------
sale of Notes hereunder, Finco shall cause to be delivered to each Dealer (i) written opinions of counsel to Finco, Leasco and TRS substantially in the form of Exhibits M-1, M-2 and N to the Liquidity Agreement, (ii) a certificate of the Secretary or other appropriate officer of each of Finco, Leasco and TRS certifying true copies of the resolutions of Finco, Leasco and TRS, respectively, approving this Agreement and each other Related Document and the transactions contemplated hereby and thereby and certifying the incumbency, authority and true signatures of the officers of Finco, respectively, authorized to sign this Agreement and each other Related Document to which Finco, Leasco or TRS is a party, (iii) an original executed copy, photocopy or conformed copy of each Related Document, which shall be in form and substance reasonably acceptable to each Dealer, (iv) the letters from the Rating Agencies regarding the ratings described in paragraph (b) and (v) a certified copy of Finco's certificate of incorporation and its by-laws.


      (b) Prior to the initial sale of any Notes hereunder, such Notes have been rated at least "A-1" by S&P and "Prime-1" by Moody's and the Notes shall be rated so by each of S&P and Moody's upon each subsequent sale of Notes hereunder or shall be rated such other rating as may be acceptable to the Dealers;

provided that the Dealers hereby agree that a rating of A-2 by S&P and Prime-2
--------
by Moody's is acceptable if such rating results solely from a downgrading of any Liquidity Lender.

      (c) It will be a condition precedent to the initial issuance of any Notes and each subsequent issuance of Notes that the issuance of such Notes will not cause Finco to have a negative net worth.

      8.  Delivery of and Payment for the Notes.  (a)  On the date of a
          ---------------------------------------
proposed issuance of Notes, Finco shall confer with one or more Dealers as to the face or principal amount, maturities and denominations thereof, the applicable interest rates or the discounts from the face amounts, at which the Notes are to be issued.


      (b) When agreement is reached on the foregoing, (i) if the Notes are evidenced by Certificated Notes, Finco will instruct the Depositary to deliver executed and countersigned Certificated Notes to (ii) if such Notes are to be placed by CSI, to Citicorp, N.A., 30 Exchange Place, Level C, New York New York 10043, Attention: Anton, and (b) if such Notes are to be placed by LBI, to The Chase Manhattan Bank (for the account of LBI), Four New York Plaza, Ground Floor, New York, New York 10004, in each case, prior to 2:15 p.m., New York City time, on the date of issuance and (iii) if the Notes are Book-Entry Notes, the issuance of and payment for such Notes will be governed by a letter agreement among Finco, the Depositary and The Depository Trust Company, dated as of the Closing Date (as amended, supplemented or otherwise modified and in effect, the "DTC Representation Letter").

      (c) Following a Dealer's receipt of duly and properly completed Certificated Notes, such Dealer or its agent will transfer by the close of business on such day immediately available funds to the Depositary or to such other bank as may be designated in writing by Finco to such Dealer in an amount equal to the net proceeds of the Certificated Notes.

      (d) On any date on which Notes are to be sold hereunder, each Dealer shall notify the Depositary by 11:00 a.m. (New York City time) on such day of the amount of Notes placed by such Dealer by that time on such day.

      (e) On any date on which Notes are to be issued hereunder, each Dealer shall inform the Depositary as soon as practicable but not later than 11:00 a.m., New York City time on any day on which such Dealer believes it will be unable to place Notes.

      9.  Indemnification.  Finco agrees to assume liability for and to
          -----------------
indemnify, protect, save and hold harmless each Dealer, each Person controlling such Dealer within the meaning of the Act, or any affiliate of any such Person or a Dealer and their respective officers, directors, shareholders, partners, servants, trustees, employees and agents (all of such indemnified entities hereinafter the "Indemnitees") from and against any and all losses, liabilities, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) or judgments of whatever kind and nature, imposed upon, incurred by or asserted against the Indemnitees, which are (x) based upon or arising under the securities laws of the United States of America or of any state and any regulation, rule or interpretation thereunder or thereof to the extent arising from the transactions contemplated hereby, (y) based upon the inaccuracy of any material representation or warranty made or reaffirmed by Finco or Leasco or the breach of any material agreement or material covenant of Finco or Leasco contained herein or (z) based upon any untrue statement or alleged untrue statement of a material fact in the Offering Memorandum, or the omission or alleged omission (except with respect to omitted information regarding Liquidity Lenders) from the Offering Memorandum of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the case that any claim, suit, action, investigation, litigation or other proceeding is brought against any Indemnitee and such Indemnitee notifies Finco of the commencement thereof, Finco will be entitled to participate therein, and, to the extent that Finco may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in
                                            --------
any such claim, suit, action, investigation, litigation or other proceeding include both the Indemnitee and Finco and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to Finco, the Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceeding on behalf of such Indemnitee. Upon receipt of notice from Finco to such Indemnitee of Finco's election so to assume the defense of such claim, suit, action, investigation, litigation or other proceeding and approval by the Indemnitee, Finco will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that Finco shall not be liable for the expenses of more than one separate counsel representing the Indemnitees who are parties to such claim, suit, action, investigation, litigation or other proceeding), (ii) Finco shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of commencement of the claim, suit, action, investigation, litigation or other proceeding or (iii) Finco has authorized in writing the employment of counsel for the Indemnitee or (iv) a conflict or potential conflict exists (based upon written advice of counsel to the Indemnitee) between the Indemnitee and the Company (in which case the Company will not have the right to direct the defense of such action on behalf to the Indemnitee), in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. Finco agrees that, without any Indemnitee's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any claim, suit, action, investigation, litigation or other proceeding in respect of which indemnification may be sought under the indemnification provision of this Agreement (whether or not such Indemnitee is an actual or potential party to such claim, suit, action, investigation, litigation or other proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such claim, suit, action, investigation, litigation or other proceeding.

          The foregoing indemnities will also extend to any supplemental material subsequently furnished in writing to any Dealer by Finco, Leasco or TRS for distribution to purchasers or prospective purchasers during the term of this Agreement.

          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 9 is for any reason held unavailable (otherwise than in accordance with the terms of this Section 9), Finco and Leasco on the one hand, and any Indemnitee, on the other hand, sought to be charged with any liability shall contribute to the aggregate costs of satisfying such liability in the proportion of their respective economic interests. For purposes of this Section 9, the "economic interests" of Finco and Leasco shall be equal to the aggregate proceeds of the Notes issued in connection with this Agreement received by Finco and the "economic interest" of any Indemnitee shall be equal to the aggregate commissions and fees earned hereunder by the Dealer affiliated with such Indemnitee.

          The obligations of Finco under this Section 9 shall survive any termination of this Agreement, in whole or in part.

    10.   Fees and Expenses.  The Dealers shall be entitled to compensation in
          -------------------
the amounts mutually agreed upon (orally or in writing) between Finco and each of the Dealers from time to time. Finco shall reimburse each Dealer for all of such Dealer's reasonable out-of-pocket expenses related to the printing and distribution of any Offering Memorandum and any advertising expenses and the reasonable fees and disbursements of its counsel in connection with the review and negotiation of this Agreement and the Related Documents.

    11.   Notices.  Unless otherwise indicated, all notices required under the
          ---------
terms and provisions hereof shall be in writing, either delivered by hand, by mail (postage prepaid), or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

          If to Finco:

               FCTR, INC.
               1560 Broadway
               Suite 1800
               Denver, CO 80202

               Attention of:  General Counsel
               Telephone No.: (303) 376-0040
               Facsimile No.: (303) 376-7050

          If to Leasco:

               RCTR, INC.
               1560 Broadway
               Suite 1800
               Denver, CO 80202

               Attention of:  General Counsel
               Telephone No.: (303) 376-0040
               Facsimile No.: (303) 376-7050

          If to the Dealers:

               CITICORP SECURITIES, INC.
               399 Park Avenue
               New York, New York  10043

               Attention of:  Don Donahue
               Telephone No.: (212) 291-7845
               Facsimile No.:  (212) 291-3910

               and

               LEHMAN BROTHERS INC.
               3 World Financial Center
               12th Floor
               New York, New York  10285

               Attention of: Commercial Paper Product Management
               Telephone No.: (212) 526-2069
               Facsimile No.:  (212) 528-6925

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11 to the other party hereto.

     12.  Governing Law.  THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY,
          ---------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     13.  Jurisdiction.  Each of Finco and Leasco irrevocably agrees, for the
          --------------
benefit of the holders of Notes and each Dealer, that any legal action, suit or proceeding against it arising out of this Agreement may be brought in the United States District Court for the Southern District of New York or in the courts of the State of New York and hereby irrevocably accepts and submits to the nonexclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Each of Finco and Leasco designates CT Corporation System with offices at 1633 Broadway, New York, NY 10019 as its agent to receive, accept and acknowledge on its behalf, service of any legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the United States District Court for the Southern District of New York or in the courts of the State of New York which may be made on such agent in accordance with legal procedures prescribed for such courts. If for any reason such agent shall cease to be available to act as such, Finco and Leasco agree to designate a new agent in The City of New York satisfactory to each Dealer. Each of Finco and Leasco further irrevocably agrees to the service of any legal process, summons, notices and documents out of any of the aforesaid courts by mailing copies thereof by registered or certified air mail, postage prepaid, to it at its address designated pursuant to this Agreement. Nothing herein shall in any way be deemed to limit the ability of the holder of any Notes or any Dealer, to serve any such legal process, summons, notices and documents in any other manner, as may be permitted by applicable law or to obtain jurisdiction over Finco or Leasco, or bring actions, suits or proceedings against Finco or Leasco in such other jurisdictions, and in such manner, as may be permitted by applicable law.

     14.  Choice of Forum.  Each of Finco and Leasco agrees that any suit,
          -----------------
action or proceeding brought by Finco or Leasco against any Dealer in connection with or arising out of this Agreement, any agreement, instrument or document entered into in connection with this Agreement or the offer and sale of Notes shall be brought solely in either the United States Federal courts located in the Borough of Manhattan, The City of New York or in the courts of the State of New York located in the Borough of Manhattan, The City of New York.

     15.  Amendment and Termination; Successors; Counterparts.  (a)  The terms
          -----------------------------------------------------
of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by all parties hereto. Finco may terminate this Agreement as to all parties or as to one or more Dealers, or a Dealer may terminate this Agreement as to itself only upon 30 days prior written notice to each other party hereto; provided that such
                                                              --------
termination shall not affect the obligations of the parties hereunder with respect to Notes outstanding at the time of such termination and actions or events occurring prior to such termination or with respect to Section 9, 10, 19, 20 or 22 hereof.


     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (c) This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

     16.  Captions.  The captions in this Agreement are for convenience of
          ----------
reference only and shall not define or limit any of the terms or provisions hereof.

     17.   Effective Date.  This Agreement shall be effective as of the date
           ----------------
and year first above written.

     18.  Severability of Provisions.  Any provision of this Agreement which is
          ----------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability, of such provision in any other jurisdiction.

     19.  Bankruptcy.  Each Dealer agrees that it will not institute against,
          ------------
or join any person in instituting against, Finco, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under the laws of any jurisdiction, for one year and a day after the latest maturing Note of Finco is paid in full. The agreement of each Dealer under this Section 19 shall survive termination of this Agreement.

     20.  Limited Recourse.  Notwithstanding anything to the contrary contained
          ------------------
in this Agreement, and to the extent of funds available therefor pursuant to
Section 2.01 or 5.02(b), as applicable, of the Collateral Agreement, the obligations of Finco under this Agreement shall be payable solely to the extent of funds received by Finco in accordance with the Loan Agreement and such obligations shall constitute a claim upon Finco only to the extent of such funds actually received by Finco and available to satisfy such claim. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of Finco; provided, however, that the foregoing shall not relieve
                       --------  -------
any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them. The agreement of each Dealer under this Section 20 shall survive termination of this Agreement.

     21.  Entire Agreement.  This Agreement constitutes the entire agreement
          ------------------
among the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings among the parties.

     22.  Assignment.  This Agreement may not be assigned by Finco or Leasco
          ------------
without the prior consent of the Dealers and any such assignment without such consent shall be null and void. This Agreement may be assigned or transferred by any of the Dealers to any affiliate of such Dealer upon at least 30 days prior written notice to Finco; provided that the Dealer shall remain liable and
                               --------
responsible for its duties and obligations hereunder not theretofor fulfilled.

     23.  Several Obligations.  Each of Finco and Leasco acknowledges that the
          ---------------------
Dealers are acting severally under this Agreement, and not jointly, and no Dealer shall have any responsibility whatsoever for any purchase commitment or other undertaking made by any other Dealer hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              FCTR, INC.,

                              by /s/ Steven R. Davison
                                ----------------------
                                    Name:  Steven R. Davison
                                    Title:  Vice President and Treasurer

                              RCTR, INC.,

                              by /s/ Steven R. Davison
                                ----------------------
                                    Name:  Steven R. Davison
                                    Title:  Vice President and Treasurer

                              CITICORP SECURITIES, INC.,
                              as dealer

                              by /s/ Donald J. Donahue, Jr.
                                ---------------------------
                                    Name:  Donald J. Donahue, Jr.
                                    Title:  Vice President

                              LEHMAN BROTHERS INC.,
                              as dealer

                              by /s/ Robert Krugel
                                ------------------
                                    Name:  Robert Krugel
                                    Title: